Exhibit 99.1
PRESS RELEASE

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com
For Release
Tuesday, July 24, 2007

Contact:	Margaret K. Dorman
Chief Financial Officer
(281) 443-3370
SMITH INTERNATIONAL, INC. REPORTS
QUARTERLY EARNINGS OF 76 CENTS PER SHARE
     HOUSTON, Texas (July 24, 2007)... Smith International, Inc. (NYSE: SII) today announced second quarter net income of $153.1 million, or 76 cents per share, on revenues of $2.11 billion. On a comparative basis, operating earnings grew 34 percent above the prior year period, which included a two-cent benefit related to the settlement of a U.S. tax audit. Additionally, the Company reported a slight improvement in revenue and operating earnings over the March 2007 quarter, despite the impact of lower Canadian drilling activity which resulted in the loss of high-margin product sales. The performance of the Oilfield segment operations, which reported revenue growth of three percent over the March 2007 quarter and 26 percent higher on a year-over-year basis, influenced the period-to-period comparison.
     Land-based drilling activity in the Canadian market fell 74 percent on a sequential quarter basis, impacted by the seasonal drilling slowdown and weather-related project delays. The substantial reduction in Western Canadian business volumes, which contributed to a seven-cent per share earnings decline from the March 2007 quarter, was more than offset by higher fluid sales in the global offshore sector and increased customer demand for drill bit products in the U.S. market. Excluding the impact of the Canadian land-based operations, revenues rose six percent over the first quarter of 2007 while earnings increased 11 percent between the comparable periods.

     Commenting on the results, Chairman and CEO, Doug Rock stated, “The second quarter of 2007 was our eighteenth consecutive quarter of revenue improvement, and we’ve got more to go. Second quarter revenue growth for our Oilfield segment outside of North America was eight percent on a sequential quarter basis and 32 percent year-over-year. The long term nature of our Eastern Hemisphere and Latin American service contracts give us good visibility for the next two to five years, and what we see is impressive. Based on our prospects for the remainder of this year, we believe 2007 annual earnings per share of $3.15 to $3.25 is a reasonable expectation for Smith.”
     M-I SWACO’s second quarter revenues totaled $1.09 billion, five percent above the March 2007 quarter and 28 percent higher on a year-over-year basis. The majority of the sequential revenue improvement was reported in Latin America, Europe and Asia, driven by improved business volumes in the offshore market. Offshore revenues increased 16 percent on a sequential quarter basis, more than offsetting the decline experienced in the Western Canada region. From a product perspective, increased premium drilling fluid sales volumes and higher demand for completion fluids and tools accounted for the majority of the sequential revenue improvement.
     Smith Technologies reported revenues of $248.3 million, two percent above the first quarter of 2007 and 16 percent higher on a year-over-year basis. The sequential revenue growth was primarily influenced by the U.S. operations, which reported higher drill bit volumes and improved pricing. A favorable customer mix in the Middle East/Asia region and continuing demand for borehole enlargement product offerings helped offset the seasonal decline in Canada. To a lesser extent, increased export orders for the Eastern Hemisphere market contributed to the sequential revenue improvement.
     Smith Services’ revenues totaled $280.1 million in the second quarter of 2007, comparable with the March 2007 period and 31 percent above the year-ago level. Lower drill pipe sales volumes, which fell 17 percent due to temporary supplier delays encountered during the quarter, influenced the sequential comparison. Excluding the impact of tubular sales, sequential revenues grew four percent as increased demand for the hydra-jar® tool and other high-performance drilling products in the U.S. and Europe/Africa was partially offset by lower Canadian activity levels.

     Wilson reported revenues of $499.5 million, nine percent lower on a sequential quarter basis and eight percent above the prior year period. The sequential comparison reflects the impact of the seasonal drilling slowdown in Canada — partially offset by increased project business in Europe/Africa and the Middle East. Eastern Hemisphere business volumes grew 35 percent above the prior quarter level, largely influenced by increased customer activity in the North Sea region and higher export sales related to engineering and construction projects in West Africa.
     Margaret Dorman, Chief Financial Officer, commented, “Our people did an outstanding job this quarter — evidenced by improved Oilfield segment margins and significant free cash flow generation. We achieved solid results for the quarter in spite of the seasonal drilling decline in Canada which resulted in lower sales of premium products and services. In the second quarter of 2007, Smith’s Oilfield segment operating margins improved to 20.0 percent and, after excluding the impact of the Canadian land-based operations, sequential incremental margins were 32 percent.”
     Smith International, Inc. is a leading supplier of premium products and services to the oil and gas exploration and production industry through its four principal business units — M-I SWACO, Smith Technologies, Smith Services and Wilson. The Company will host a conference call today beginning at 10:00 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International call. A replay of the conference call will also be available through Tuesday, July 31, 2007, by dialing (706) 645-9291 and entering conference call identification number 5050946.
     Certain comments contained in this news release and today’s scheduled conference call concerning the anticipated financial results of the Company constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Whenever possible, the Company has identified these “forward-looking” statements by words such as “believe,” “encouraged,” “expect,” “expected” and similar phrases. The forward-looking statements are based upon management’s expectations and beliefs and, although these statements are based upon reasonable assumptions, actual results might differ materially from expected results due to a variety of factors including, but not limited to, overall demand for and pricing of the Company’s products, changes in the level of oil and natural gas exploration and development, and variations in global business and economic conditions. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of additional risks and uncertainties that could impact the Company’s results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2006 and other filings of the Company with the Securities and Exchange Commission.
     Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data — Schedule III in this release for the corresponding reconciliations to GAAP financial measures for the periods ended March 31, 2007 and June 30, 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results.
     Financial highlights follow:

SMITH INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2007	2006	2007

Revenues	$2,114,373	$1,738,263	$2,107,724

Costs and expenses:
Costs of revenues	1,417,827	1,193,250	1,431,759
Selling expenses	287,162	228,255	272,333
General and administrative expenses	76,935	71,298	72,504

Total costs and expenses	1,781,924	1,492,803	1,776,596

Operating income	332,449	245,460	331,128

Interest expense	17,605	14,685	18,534
Interest income	(895)	(696)	(764)

Income before income taxes and minority interests	315,739	231,471	313,358

Income tax provision	100,891	70,910	93,099

Minority interests	61,795	41,728	60,101

Net income	$153,053	$118,833	$160,158

Earnings per share:
Basic	$0.76	$0.59	$0.80

Diluted	$0.76	$0.59	$0.80

Weighted average shares outstanding:
Basic	200,499	200,457	199,980

Diluted	202,097	202,162	201,426

SMITH INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Revenues	$4,222,097	$3,420,384

Costs and expenses:
Costs of revenues	2,849,586	2,348,768
Selling expenses	559,495	449,449
General and administrative expenses	149,439	139,589

Total costs and expenses	3,558,520	2,937,806

Operating income	663,577	482,578

Interest expense	36,139	27,521
Interest income	(1,659)	(1,293)

Income before income taxes and minority interests	629,097	456,350

Income tax provision	193,990	143,572

Minority interests	121,896	86,729

Net income	$313,211	$226,049

Earnings per share:
Basic	$1.56	$1.13

Diluted	$1.55	$1.12

Weighted average shares outstanding:
Basic	200,241	200,725

Diluted	201,815	202,371

SMITH INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006

Current Assets:
Cash and cash equivalents	$94,903	$80,379
Receivables, net	1,597,371	1,592,230
Inventories, net	1,564,345	1,457,371
Other current assets	155,724	141,047

Total current assets	3,412,343	3,271,027

Property, Plant and Equipment, net	986,422	887,044

Goodwill and Other Assets	1,198,457	1,177,404

Total Assets	$5,597,222	$5,335,475

Current Liabilities:
Short-term borrowings	$298,399	$287,704
Accounts payable	610,968	654,215
Other current liabilities	349,772	437,549

Total current liabilities	1,259,139	1,379,468

Long-Term Debt	741,979	800,928

Other Long-Term Liabilities	297,724	246,028

Minority Interests	1,015,287	922,114

Stockholders’ Equity	2,283,093	1,986,937

Total Liabilities and Stockholders’ Equity	$5,597,222	$5,335,475

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA — SCHEDULE I
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2007	2006	2007	2007	2006

REVENUE DATA

Consolidated:
United States	$987,046	$815,090	$961,504	$1,948,550	$1,558,401
Canada	138,703	178,164	237,139	375,842	447,051

North America	1,125,749	993,254	1,198,643	2,324,392	2,005,452

Latin America	173,213	134,671	148,338	321,551	259,168
Europe/Africa	512,335	384,467	478,678	991,013	728,838
Middle East/Asia	303,076	225,871	282,065	585,141	426,926

Non-North America	988,624	745,009	909,081	1,897,705	1,414,932

Total	$2,114,373	$1,738,263	$2,107,724	$4,222,097	$3,420,384

Oilfield (a):

North America	$661,933	$556,623	$681,580	$1,343,513	$1,117,178

Latin America	169,938	131,007	143,397	313,335	252,863
Europe/Africa	487,503	373,136	462,668	950,171	709,328
Middle East/Asia	295,541	216,338	274,039	569,580	409,343

Non-North America	952,982	720,481	880,104	1,833,086	1,371,534

Total	$1,614,915	$1,277,104	$1,561,684	$3,176,599	$2,488,712

BUSINESS UNIT/SEGMENT DATA

Revenues:
M-I SWACO	$1,086,524	$849,134	$1,035,084	$2,121,608	$1,651,684
Smith Technologies(b)	248,294	214,317	244,091	492,385	414,729
Smith Services(b)	280,097	213,653	282,509	562,606	422,299

Oilfield	1,614,915	1,277,104	1,561,684	3,176,599	2,488,712

Distribution	499,458	461,159	546,040	1,045,498	931,672

Total	$2,114,373	$1,738,263	$2,107,724	$4,222,097	$3,420,384

Operating Income:
Oilfield	$322,940	$231,948	$311,013	$633,953	$451,743
Distribution	20,031	22,206	29,235	49,266	48,232
General corporate	(10,522)	(8,694)	(9,120)	(19,642)	(17,397)

Total	$332,449	$245,460	$331,128	$663,577	$482,578

NOTE (a): Excludes revenues from the Wilson Distribution operations.
NOTE (b): Due to the formation of the Smith Borehole Enlargement (“SBE”) group during the first quarter of 2007, certain prior period revenues were reclassified to conform with the current presentation.

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA — SCHEDULE II
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2007	2006	2007	2007	2006

OTHER DATA

Operating Income(c):
Smith ownership interest	$257,990	$191,615	$257,502	$515,492	$372,808
Minority partner ownership interest	74,459	53,845	73,626	148,085	109,770

Total	$332,449	$245,460	$331,128	$663,577	$482,578

Depreciation and Amortization(c):
Smith ownership interest	$36,152	$27,109	$33,635	$69,787	$53,101
Minority partner ownership interest	11,415	8,253	10,745	22,160	15,524

Total	$47,567	$35,362	$44,380	$91,947	$68,625

Gross Capital Spending(c):
Smith ownership interest	$71,965	$43,563	$61,092	$133,057	$84,429
Minority partner ownership interest	19,290	13,624	15,741	35,031	29,536

Total	$91,255	$57,187	$76,833	$168,088	$113,965

Net Capital Spending(c) (d):
Smith ownership interest	$63,797	$35,911	$48,303	$112,100	$70,004
Minority partner ownership interest	18,419	13,094	13,857	32,276	28,154

Total	$82,216	$49,005	$62,160	$144,376	$98,158

NOTE (c): The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been separated between the Company’s portion and the minority partners’ portion in order to aid in analyzing the Company’s financial results.
NOTE (d): Net capital spending reflects the impact of proceeds from lost-in-hole and fixed asset equipment sales.

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA — SCHEDULE III
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,	Six Months Ended June 30,
	2007	2006	2007	2007	2006

Consolidated Net Income:
GAAP consolidated net income	$153,053	$118,833	$160,158	$313,211	$226,049
R&D tax credit and other tax adjustments	—	—	(7,467)	(7,467)	—
Settlement of U.S. tax audit	—	(4,348)	—	—	(4,348)

Non-GAAP consolidated net income	$153,053	$114,485	$152,691	$305,744	$221,701

Diluted Earnings per Share:
GAAP diluted earnings per share	$0.76	$0.59	$0.80	$1.55	$1.12
R&D tax credit and other tax adjustments	—	—	(0.04)	(0.04)	—
Settlement of U.S. tax audit	—	(0.02)	—	—	(0.02)

Non-GAAP diluted earnings per share	$0.76	$0.57	$0.76	$1.51	$1.10